Exhibit 99.1

LIQUIDITY SERVICES ANNOUNCES FIRST QUARTER FISCAL YEAR 2026 FINANCIAL RESULTS

Strong First Quarter Fueled by Market Share Expansion, Multi-Channel Buyer Participation and Operating

Leverage from Technology-Based Platform Momentum

Bethesda, MD - February 5, 2026 - Liquidity Services (NASDAQ:LQDT; www.liquidityservices.com), the leading global provider of e-commerce marketplaces and software solutions powering the circular economy, today announced its financial results for its fiscal quarter ended December 31, 2025, as compared to the corresponding prior year quarter:

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Gross Merchandise Volume (GMV) of $398.0 million, up 3%, and Revenue of $121.2 million, down 1%
•
GAAP Net Income of $7.5 million, up 29%, and GAAP Diluted Earnings Per Share (EPS) of $0.23, up 28%
•
Non-GAAP Adjusted EBITDA of $18.1 million, up 38%, and Non-GAAP Adjusted EPS of $0.39, up 39%
•
Cash balances of $181.4 million1 with zero financial debt

“We delivered a strong start to fiscal 2026 with profitability ahead of expectations, reflecting the strong buyer and seller participation within our marketplace platform. Our Retail segment’s strong performance was driven by growing multi-channel buyer participation, while GovDeals and our CAG heavy equipment category benefited from continued momentum in market share expansion. We also continued to drive operating leverage throughout our business through the smart deployment of AI and automation to improve efficiency, strengthen decision making, and elevate our customer experience. During the quarter we also leveraged our Software Solutions segment’s auction software suite of services to support the successful launch of our Retail Rush consumer auction channel. With a healthy pipeline entering the second quarter, we remain confident in our ability to deliver year-over-year growth and create long-term value for customers and shareholders,” said Bill Angrick, CEO of Liquidity Services.

First Quarter Financial Highlights

GMV for the fiscal first quarter of 2026 was $398.0 million, a 3% increase from $386.1 million in the first fiscal quarter of 2025.

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GMV in our GovDeals segment increased 7%, driven by sustained organic seller acquisition and market share expansion.
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GMV in our RSCG segment increased 3%, reflecting continued growth in key consignment programs and a milder reduction in inventory purchases.
•
GMV in our CAG segment decreased 10%, as continued strong organic growth in our heavy equipment category was offset by lower sales of industrial equipment versus the prior year period, which included larger, lower-take rate projects in our energy category.
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Consignment sales represented 81% of consolidated GMV for the first fiscal quarter of 2026.

Revenue for the fiscal first quarter of 2026 was $121.2 million, a 1% decrease from $122.3 million in the first fiscal quarter of 2025.

•
Revenue in our RSCG segment decreased 6% from a milder reduction in inventory purchases, however, strong multi-channel buyer participation drove margin improvements that led to a 16% increase in segment direct profit to set another new quarterly record at $21.5 million.
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Revenue in our GovDeals segment increased 9%, growing faster than GMV due to service level expansion with selected sellers driving higher commission rates across the portfolio. This increase, combined with operational efficiencies, resulted in a 13% increase in segment direct profit.
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Revenue in our CAG segment increased 17%, substantially higher than the GMV change, due to increased industrial spot purchase and heavy equipment consignment transaction activity, partially offset by the prior year period including larger, lower-take rate project work in our energy category.
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Revenue in our Machinio & Software Solutions segment increased 27% from increased Machinio subscriptions and pricing for its services and the acquisition of our Auction Software business, which offers online auction solutions under a SaaS model.

Our combined initiatives to expand seller market share, increase multi-channel buyer participation, and enhance operating leverage contributed to higher GMV, improved transaction margins, and more operating leverage and cost efficiencies across the business.

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GAAP Net Income of $7.5 million, or $0.23 per share, for the fiscal first quarter of 2026, an increase from $5.8 million, or $0.18 per share, for the same quarter last year.
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Non-GAAP Adjusted Net Income for the fiscal first quarter of 2026 of $12.4 million, or $0.39 per share, an increase from $8.9 million, or $0.28 per share, for the same quarter last year.
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Non-GAAP Adjusted EBITDA for the fiscal first quarter of 2026 of $18.1 million, a $5.0 million increase from $13.1 million in the same quarter last year, reflecting the combined impact of leveraging our proprietary technology platform to power our initiatives to expand seller market share, deepen multi-channel buyer participation, and strengthen operating leverage.

1 Includes $169.8 million of Cash and cash equivalents and $11.6 million of Short-term investments.

First Quarter Segment Financial Results

We present operating results for our three reportable segments: GovDeals, RSCG, and CAG. Our separate Machinio and Software Solutions operating segments, which do not individually meet the quantitative thresholds to be reportable segments, are combined and presented together as Machinio & Software Solutions for segment reporting purposes. For further information on our reportable segments, see Note 14, Segment Information, to our quarterly report on Form 10-Q for the period ended December 31, 2025. Segment direct profit is calculated as total revenue less cost of goods sold (excluding depreciation and amortization).

Our Q1-FY26 segment results are as follows (unaudited, dollars in thousands):

	Three Months Ended December 31,
	2025	2024
GovDeals:
GMV	$226,915	$212,141
Total revenue	$22,267	$20,522
Segment direct profit	$21,177	$18,816
% of Total revenue	95%	92%

RSCG:
GMV	$113,491	$109,771
Total revenue	$81,995	$87,681
Segment direct profit	$21,461	$18,495
% of Total revenue	26%	21%

CAG:
GMV	$57,553	$64,168
Total revenue	$11,483	$9,851
Segment direct profit	$9,378	$8,796
% of Total revenue	82%	89%

Machinio & Software Solutions:
Total revenue	$5,474	$4,294
Segment direct profit	$5,017	$4,077
% of Total revenue	92%	95%

Consolidated:
GMV	$397,959	$386,080
Total revenue	$121,219	$122,331

First Quarter Operational Metrics

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Registered Buyers — At the end of Q1-FY26, registered buyers, defined as the aggregate number of persons or entities who have registered on one of our marketplaces, totaled approximately 6.2 million, representing a 9% increase over the approximately 5.7 million registered buyers at the end of Q1-FY25.
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Auction Participants — Auction participants, defined as registered buyers who have bid in an auction during the period (a registered buyer who bids in more than one auction is counted as an auction participant in each auction in which he or she bids), was approximately 983,000 in Q1-FY26, a 2% increase from the approximately 960,000 auction participants in Q1-FY25.
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Completed Transactions — Completed transactions, defined as the number of auctions in a given period, were approximately 264,000 in Q1-FY26, a 4% increase from the approximately 253,000 completed transactions in Q1-FY25.

Second Quarter Business Outlook

Our fiscal second quarter of 2026 guidance range reflects ongoing strong performance that includes double-digit growth in Non-GAAP Adjusted EBITDA compared to the same quarter last year. Relative to the fiscal second quarter of 2025, we anticipate a beneficial mix of product flows, slightly higher proportion of consignment GMV, solid buyer demand and margins, and strong fall-through to Non-GAAP Adjusted EBITDA.

Within our Retail segment, continued consignment expansion and broader buyer demand are expected to support year-over-year growth in GMV and segment direct profit, with the mix of lower-touch product flows contributing to improved margins and overall profitability. Our GovDeals segment is expected to extend its growth trajectory through ongoing expansion of its seller base and its marketplace services. Within our Capital Assets Group, we anticipate continued strength in heavy equipment asset sales, while the comparable prior year period for industrial assets included several large sales events that are not expected in our current outlook to repeat. Our Machinio and Software Solutions businesses are expected to continue growth through adoption of their systems-based offerings.

We expect our overall sales mix for the fiscal second quarter of 2026 to remain generally consistent and produce a similar overall segment direct profit margin as the fiscal first quarter of 2026. This guidance includes an anticipated product mix change within our Retail segment purchase transactions that is expected to lead to a slight sequential reduction to Retail segment direct profit margins, while still showing substantial improvement year-over-year. Revenue as a percentage of GMV and segment direct profits as a percentage of consolidated revenues are expected to remain within ranges consistent with the fiscal first quarter of 2026, though these ratios may vary based on asset categories, pricing models, and other mix factors in any given period.

Sequentially, we expect the operating expenses in our guidance to reflect seasonal patterns and cost factors specific to our second fiscal quarter. These include increased expenses associated with handling Retail's seasonal increase in inbound returns volumes, incremental one-time operational streamlining activities at a Retail warehouse location, and the timing of certain annual operating expense increases that typically occur early in our fiscal year. We continue to invest in sales and marketing and in our technology and operating capabilities to support long-term improvements in our key profit metrics, though these investments may influence the near-term quarterly cadence of results.

Our Q2-FY26 guidance is as follows:

$ in millions, except per share data	Q2-FY26 Guidance
GMV	$375 to $415
GAAP Net Income	$6.5 to $9.5
Non-GAAP Adjusted EBITDA	$14.0 to $17.0
GAAP Diluted EPS	$0.20 to $0.29
Non-GAAP Adjusted Diluted EPS	$0.29 to $0.38

Our Business Outlook includes forward-looking statements which reflect the following trends and assumptions for Q2-FY26 as compared to the prior year's period, as well as the other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2025, and our subsequent quarterly reports on Form 10-Q:

Potential Impacts to GMV, Revenue, Segment Direct Profits, and ratios calculated using these metrics

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fluctuations in the mix of purchase and consignment transactions. Generally, when the mix of purchase transactions increases, revenue as a percent of GMV increases, while segment direct profit as a percentage of revenue decreases. When the mix of consignment transactions increases, revenue as a percent of GMV decreases, while segment direct profit as a percentage of revenue increases;
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variability in the inventory product mix handled by our RSCG segment, which can cause a change in revenues and/or segment direct profit as a percentage of revenue;
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real estate transactions in our GovDeals segment can be subject to significant variability due to changes that include postponements or cancellations of scheduled or expected auction events and the value of properties to be included in the auction event;
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continued variability in project size and timing within our CAG segment;
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continued growth and expansion resulting from the continuing acceleration of broader market adoption of the digital economy, particularly in our GovDeals and RSCG seller accounts and programs, including the execution by RSCG on its business plans for expanded direct-to-consumer sales;

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changes in economic, political, or international trading conditions could cause variability in our operating results by impacting the priorities or financial stability of our sellers, current or prospective buyers or their end-customers;

Potential Impacts to Operating Expenses

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continued R&D spending to support delivering software solutions and enhancing our omni-channel behavioral marketing, analytics, and buyer/seller payment optimization;
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spending in business development activities to capture market opportunities, targeting efficient payback periods;
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variability in the volumes and sourcing locations of products handled by our RSCG segment, which can cause the capacity and related operating expense requirements for inventory logistics and storage to fluctuate;

Potential Impacts to GAAP Net Income and EPS and Non-GAAP Adjusted Net Income and Adjusted EPS

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our FY26 annual effective tax rate (ETR) is expected to range from approximately 28% to 34%, with a slightly lower rate for the second quarter of 2026 due to deductions from stock compensation vesting that will occur during the quarter. This second quarter rate expectation, combined with higher expected pre-tax income, will cause income tax expense to increase year-over-year. This range excludes any potential impacts from any legislative changes, and excludes potential impacts that have limited visibility and can be highly variable, such as the discrete effects of stock compensation due to participant stock option exercise activity or changes in our stock price. We expect that cash paid for income taxes will increase in FY26 as our US federal net operating loss carryforward became fully utilized during FY25.
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our diluted weighted average number of shares outstanding is expected to be approximately 32.5 to 33.0 million. As of December 31, 2025, we had $15.0 million in remaining authorization to repurchase shares of our common stock.

Reconciliation of GAAP to Non-GAAP Measures

Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA. Non-GAAP EBITDA is a supplemental non-GAAP financial measure and is equal to Net Income plus interest and other income, net; provision for income taxes; and depreciation and amortization. Our definition of Non-GAAP Adjusted EBITDA differs from Non-GAAP EBITDA because we further adjust Non-GAAP EBITDA for stock compensation expense, acquisition costs such as transaction expenses, business realignment expenses, litigation settlement expenses that are not expected to reoccur, and goodwill, long-lived and other non-current asset impairment. A reconciliation of Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA is as follows (dollars in thousands):

	Three Months Ended December 31,
	2025	2024
Net income	$7,489	$5,810
Interest and other income, net[1]	(1,196)	(1,151)
Provision for income taxes	3,028	2,380
Depreciation and amortization	2,583	2,516
Non-GAAP EBITDA	$11,904	$9,555
Stock compensation expense	6,174	3,431
Acquisition-related costs[2]	—	68
Business realignment expenses[3]	—	55
Non-GAAP Adjusted EBITDA	$18,078	$13,109

1 Interest and other income, net, per the Condensed Consolidated Statements of Operations, excludes the non-service components of net periodic pension cost (benefit).

2 Acquisition-related costs are included in Other operating expenses, net on the Condensed Consolidated Statements of Operations.

3 Business realignment expense, included as a component of Other operating expenses, net, on the Condensed Consolidated Statement of Operations, includes the amounts accounted for as exit costs under ASC 420, Exit or Disposal Cost Obligations, and the related impacts of business realignment actions subject to other accounting guidance.

Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Basic and Diluted Earnings Per Share. Non-GAAP Adjusted Net Income is a supplemental non-GAAP financial measure and is equal to Net Income plus stock compensation expense, amortization of intangible assets, acquisition related costs such as transaction expenses and changes in earn-out estimates, business realignment expenses, litigation settlement expenses that are not expected to reoccur, goodwill, long-lived and other non-current asset impairments, and the estimated impact of income taxes on these non-GAAP adjustments as well as non-recurring tax adjustments. Non-GAAP Adjusted Basic and Diluted Earnings Per Share are determined using Non-GAAP Adjusted Net Income. For both Q1-FY26 and Q1-FY25, the tax rate used to estimate the impact of income taxes on the non-GAAP adjustments was 29%, based upon the GAAP effective tax rates for each period. A reconciliation of Net Income to Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Basic and Diluted Earnings Per Share is as follows (dollars in thousands, except per share data):

	Three Months Ended December 31,
	2025	2024
Net income	$7,489	$5,810
Stock compensation expense	6,174	3,431
Intangible asset amortization	783	810
Acquisition-related costs[1]	—	68
Business realignment expenses[1,2]	—	55
Income tax impact on the adjustment items	(2,004)	(1,266)
Non-GAAP Adjusted net income	$12,442	$8,908
Non-GAAP Adjusted basic earnings per common share	$0.41	$0.29
Non-GAAP Adjusted diluted earnings per common share	$0.39	$0.28
Basic weighted average shares outstanding	30,637,211	30,642,438
Diluted weighted average shares outstanding	32,295,229	32,204,055

1 Acquisition-related costs, and business realignment expenses are included in Other operating expenses, net on the Condensed Consolidated Statement of Operations.

2 Business realignment expense, included as a component of Other operating expenses, net, on the Condensed Consolidated Statement of Operations, includes the amounts accounted for as exit costs under ASC 420, Exit or Disposal Cost Obligations, and the related impacts of business realignment actions subject to other accounting guidance.

Conference Call Details

The Company will host a conference call to discuss these results at 10:30 a.m. Eastern Time today. Investors and other interested parties may access the teleconference by registering here to receive the dial-in number and unique conference pin. A live listen-only webcast of the conference call will be provided on the Company's investor relations website at https://investors.liquidityservices.com. An archive of the web cast will be available on the Company's website until February 5, 2027. The replay will be available starting at 1:30 p.m. Eastern Time on the day of the call.

Non-GAAP Measures

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP measures of certain components of financial performance. These non-GAAP measures include earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Earnings (Loss) per Share. These non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance and prospects for the future. We use EBITDA and Adjusted EBITDA: (a) as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis as they do not reflect the impact of items not directly resulting from our core operations; (b) for planning purposes, including the preparation of our internal annual operating budget; (c) to allocate resources to enhance the financial performance of our business; (d) to evaluate the effectiveness of our operational strategies; and (e) to evaluate our capacity to fund capital expenditures and expand our business. Adjusted Earnings (Loss) per Share is the result of our Adjusted Net Income (Loss) and diluted shares outstanding.

We prepare Non-GAAP Adjusted EBITDA by eliminating from Non-GAAP EBITDA the impact of items that we do not consider indicative of our core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. As an analytical tool, Non-GAAP Adjusted EBITDA is subject to all of the limitations applicable to Non-GAAP EBITDA. Our presentation of Non-GAAP Adjusted EBITDA should not be construed as an implication that our future results will be unaffected by unusual or non-recurring items.

We believe these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core operating measures. In addition, because we have historically reported certain non-GAAP measures to investors, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting. These measures should be considered in addition to financial information prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of all historical non-GAAP measures included in this press release, to the most directly comparable GAAP measures, may be found in the financial tables included in this press release.

We do not quantitatively reconcile our guidance ranges for our non-GAAP measures to their most comparable GAAP measures in the Business Outlook section of this press release. The guidance ranges for our GAAP and non-GAAP financial measures reflect our assessment of potential sources of variability in our financial results and are informed by our evaluation of multiple scenarios, many of which have interactive effects across several financial statement line items. Providing guidance for individual reconciling items between our non-GAAP financial measures and the comparable GAAP measures would imply a degree of precision and certainty in those reconciling items that is not a consistent reflection of our scenario-based process to prepare our guidance ranges. To the extent that a material change affecting the individual reconciling items between the Company’s forward-looking non-GAAP and comparable GAAP financial measures is anticipated, the Company has provided qualitative commentary in the Business Outlook section of this press release for your consideration. However, as the impact of such factors cannot be predicted with a reasonable degree of certainty or precision, a quantitative reconciliation is not available without unreasonable effort.

Supplemental Operating Data

To supplement our consolidated financial statements presented in accordance with GAAP, we use certain supplemental operating data as a measure of certain components of operating performance. GMV is the total sales value of all transactions for which we earned compensation upon their completion through our marketplaces or other channels during a given period of time. We review GMV because it provides a measure of the volume of goods being sold in our marketplaces and thus the activity of those marketplaces. GMV and our other supplemental operating data, including registered buyers, auction participants and completed transactions, also provide a means to evaluate the effectiveness of investments that we have made and continue to make in the areas of seller and buyer support, value-added services, product development, sales and marketing and operations. Therefore, we believe this supplemental operating data provides useful information to both management and investors. In addition, because we have historically reported certain supplemental operating data to investors, we believe the inclusion of this supplemental operating data provides consistency in our financial reporting. This data should be considered in addition to financial information prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Forward-Looking Statements

This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s business outlook; expected future results; expected future effective tax rates; and trends and assumptions about future periods. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continues” or the negative of these terms or other comparable terminology. Our business is subject to a number of risks and uncertainties, and our past performance is no guarantee of our performance in future periods. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

There are several risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements in this document. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in our filings with the SEC from time to time, and include, among others: our ability to source sufficient assets from sellers to attract and retain active professional buyers; our need to successfully react to the increasing importance of mobile commerce and the increasing environmental and social impact aspects of e-commerce in an increasingly competitive environment for our business, including not only risks of disintermediation of our e-commerce services by our competitors but also by our buyers and sellers; the performance of our continuing initiatives; disruptions in our vendor contracts with Amazon.com, Inc., under which we acquire a significant portion of our purchased inventory; our ability to timely upgrade and develop our information technology systems, infrastructure and digital marketing and customer service capabilities at reasonable cost and scale while complying with applicable data privacy and security laws and maintaining site stability and performance to allow our operations to grow in both size and scope; our ability to attract, retain and develop the skilled employees that we need to support our business; competitive pressures from different industries affecting our ability to attract and retain buyers and sellers; retail clients investing in their warehouse operations capacity to handle higher volumes of online returns, resulting in retailers sending the Company a reduced volume of returns merchandise or sending us a product mix lower in value due to the removal of high value returns; system interruptions, a lack of control over third parties software, and dependence on third parties for marketing technology, that could affect our websites or our transaction systems and impair the services we provide to our sellers and buyers; our ability to maintain the privacy and security of personal and business information amidst multiplying threat landscapes and in compliance with privacy and data protection regulations globally; the operations of customers, project size and timing of auctions, operating costs, seasonality of our business and general economic conditions; the numerous factors that influence the supply of and demand for used merchandise, equipment and surplus assets, and cause volatility in our stock price; our ability to integrate acquired companies, and execute on anticipated business plans such as the efforts underway with local and state governments to advance legislation that allows for online auctions for foreclosed and tax foreclosed real estate; costs of developing and maintaining our international operations; political, business, economic and other conditions in local, regional and global sectors; the continuing impacts of geopolitical events, including armed conflicts in Ukraine, in and adjacent to Israel, and elsewhere; and impacts from escalating interest rates and inflation on our operations; the supply of, demand for or market values of surplus assets, such as shortages in supply of used vehicles; the numerous government regulations of e-commerce and other services, competition, and restrictive governmental actions, including any failure or perceived failure by us, or third parties with which we do business, to comply with applicable data privacy and security laws, and regulations that our applicable to our auction business; and other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2025, and our subsequent quarterly reports, all of which is available on the SEC and Company websites. There may be other factors of which we are currently unaware or which we deem immaterial that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.

About Liquidity Services

Liquidity Services (NASDAQ:LQDT) operates the world's largest B2B e-commerce marketplace platform for surplus assets with over $15 billion in completed transactions to more than five million qualified buyers and 15,000 corporate and government sellers worldwide. The company supports its clients' sustainability efforts by helping them extend the life of assets, prevent unnecessary waste and carbon emissions, and reduce the number of products headed to landfills.

Contact:

Investor Relations

investorrelations@liquidityservicesinc.com

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(Dollars in Thousands, Except Par Value)

	December 31, 2025	September 30, 2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$169,800	$174,607
Short-term investments	11,621	11,212
Accounts receivable, net of allowance for doubtful accounts of $666 and $777	11,284	11,176
Inventory, net	14,407	14,180
Prepaid taxes and tax refund receivable	2,235	1,757
Prepaid expenses and other current assets	9,914	11,857
Total current assets	219,261	224,789
Property and equipment, net	18,745	18,259
Operating lease assets	11,287	11,499
Intangible assets, net	12,563	13,340
Goodwill	102,889	102,875
Deferred tax assets	567	567
Other assets	3,832	3,772
Total assets	$369,144	$375,101
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$52,220	$61,454
Accrued expenses and other current liabilities	23,264	30,575
Current portion of operating lease liabilities	4,894	5,071
Deferred revenue	4,857	5,093
Payables to sellers	57,989	59,432
Total current liabilities	143,224	161,625
Operating lease liabilities	8,613	8,723
Other long-term liabilities	2,042	1,511
Total liabilities	153,879	171,859
Commitments and contingencies (Note 13)
Stockholders’ equity:
Common stock, $0.001 par value; 120,000,000 shares authorized; 37,501,270 shares issued and outstanding at December 31, 2025; 37,317,175 shares issued and outstanding at September 30, 2025	38	37
Additional paid-in capital	291,531	285,721
Treasury stock, at cost; 6,698,214 shares at December 31, 2025, and 6,640,580 shares at September 30, 2025	(111,542)	(110,002)
Accumulated other comprehensive loss	(10,377)	(10,640)
Retained earnings	45,615	38,126
Total stockholders’ equity	215,265	203,242
Total liabilities and stockholders’ equity	$369,144	$375,101

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended December 31,
	2025	2024
Purchase revenues	$77,352	$82,815
Consignment and other fee revenues	$43,867	39,516
Total revenue	121,219	122,331
Costs and expenses from operations:
Cost of goods sold (excludes depreciation and amortization)	64,186	72,164
Technology and operations	18,296	17,407
Sales and marketing	17,018	14,774
General and administrative	9,765	8,267
Depreciation and amortization	2,583	2,516
Other operating expenses	—	116
Total costs and expenses	111,848	115,244
Income from operations	9,371	7,087
Interest and other income, net	(1,146)	(1,103)
Income before provision for income taxes	10,517	8,190
Provision for income taxes	3,028	2,380
Net income	$7,489	$5,810
Basic income per common share	$0.24	$0.19
Diluted income per common share	$0.23	$0.18
Basic weighted average shares outstanding	30,637,211	30,642,438
Diluted weighted average shares outstanding	32,295,229	32,204,055

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(Dollars in Thousands)

	Three Months Ended December 31,
	2025	2024
Operating activities
Net income	$7,489	$5,810
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,583	2,516
Stock compensation expense	6,174	3,431
Inventory adjustment to net realizable value	—	32
Provision for doubtful accounts	48	33
Deferred tax expense	550	1,501
Gain on disposal of property and equipment	(5)	(8)
Changes in operating assets and liabilities:
Accounts receivable	(155)	(11,747)
Inventory	(869)	(3,151)
Prepaid taxes and tax refund receivable	(477)	(153)
Prepaid expenses and other assets	1,835	2,189
Operating lease assets and liabilities	(32)	(246)
Accounts payable	(8,607)	(6,638)
Accrued expenses and other current liabilities	(7,334)	(5,206)
Deferred revenue	(235)	(348)
Payables to sellers	(1,491)	(155)
Net cash used in operating activities	(526)	(12,140)
Investing activities
Purchases of property and equipment, including capitalized software	(2,269)	(1,818)
Purchase of short-term investments	(2,971)	(10,671)
Maturities of short-term investments	2,717	2,086
Other investing activities, net	70	(5)
Net cash used in investing activities	(2,453)	(10,408)
Financing activities
Common stock repurchases	(1,473)	(79)
Taxes paid associated with net settlement of stock compensation awards	(1,168)	(883)
Payments of the principal portion of finance lease liabilities	(26)	(24)
Proceeds from exercise of stock options, net of tax	737	114
Net cash used in financing activities	(1,930)	(872)
Effect of exchange rate differences on cash and cash equivalents	102	(1,106)
Net decrease in cash and cash equivalents	(4,807)	(24,526)
Cash and cash equivalents at beginning of period	174,607	153,226
Cash and cash equivalents at end of period	$169,800	$128,700
Supplemental disclosure of cash flow information
Cash paid for income taxes, net	$2,961	$692
Non-cash: Common stock surrendered in the exercise of stock options	67	19